Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made by and between John C. Houghton (“Employee”) and Nephros, Inc., its predecessors, successors, parent corporations, subsidiaries, affiliates and employee benefit plans, and each of their employees, officers and directors and fiduciaries (the “Company”);

1. The Employee and the Company hereby agree and recognize that the Employee’s employment with the Company has terminated effective January 4, 2015 (the “Effective Date”) as a result of a mutual decision for the Employee to voluntarily resign from his employment. Except as set forth herein, the Employee is entitled to no further compensation or benefits from the Company. Notwithstanding the foregoing, although the parties have agreed to treat Employee’s separation as a voluntary resignation, the Company agrees to respond to any inquiry in connection with the Employee’s application for unemployment insurance benefits by informing the Department of Labor that the Employee’s separation of employment was not at the Employee’s initiative and was the result of a mutual negotiation.

2. The Employee agrees and recognizes that his employment with the Company has been permanently and irrevocably severed. In consideration of the severance payments representing six-months of Employee’s salary ($175,000) to be made to the Employee from the Company, the Employee further agrees (i) that he will not seek employment or re-employment with the Company at any time in the future, and that the Company has no obligation to employ or re-employ him or otherwise consider him for employment, and (ii) to continue to be bound by and comply with Sections 5, 6 and 7 of the Employment Agreement dated April 20, 2012 (the “Employment Agreement”) between the Company and the Employee. The Company also acknowledges the parties continue to be bound by Sections 4.7, 9.4, and 9.5 of the Employment Agreement. These severance payments (minus required withholdings) shall be paid periodically in accordance with the Company’s normal payroll policies. Further, the Company hereby agrees that Employee shall be permitted to exercise any and all of his vested unexpired stock options for ninety (90) days following the Effective Date.

3. The Employee and the Company agree and acknowledge that this Agreement shall not be construed as an admission or acknowledgment of any wrongdoing or liability by the Company, the same being expressly denied.

4. The Employee hereby agrees to release the Company from any and all claims or causes of action he may have or claim to have against the Company (whether known or unknown), including without limitation any and all claims arising out of or relating in any way to the Employee’s employment with and/or separation of employment from the Company, including any and all claims under the Employment Agreement. The claims against the Company which the Employee hereby releases include, but are not limited to:

(a) all statutory claims including claims arising under the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act, and any other federal or state law that governs the Employee’s employment relationship with the Company and/or prohibits discrimination on the basis of, among other things, age, color, race, religion, sex, sexual preference/orientation, marital status, national origin, disability or veteran status;

(b) all claims arising under the United States or New Jersey Constitutions;

(c) all claims arising under any Executive Order or derived from or based upon any state and federal regulations;

(d) all common law claims including claims for wrongful discharge, public policy claims, retaliation claims, whistleblower claims, claims for breach of an express or implied contract, claims for breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, conspiracy, loss of consortium, tortious interference with contract or prospective economic advantage, and negligence;

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(e) all claims for any compensation including back wages, front pay, bonuses or awards, fringe benefits, reinstatement, retroactive seniority, pension benefits, or any other form of economic loss;

(f) all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, liquidated damages, and punitive damages; and

(g) all claims for costs and attorneys' fees.

5. The Employee represents that he has not filed any grievance, charge, claim, or complaint of any kind seeking personal recovery or personal injunctive relief against the Company or any of its owners, employees or agents, with respect to any matter, including but not limited to, his employment with the Company and/or the separation of that employment. Nothing contained in this paragraph shall prohibit the Employee from (a) bringing any action to enforce the terms of this Agreement; (b) filing a timely charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) regarding the validity of this Agreement; (c) filing a timely charge or complaint with the EEOC or participating in any investigation or proceeding conducted by the EEOC regarding any claim of employment discrimination (although the Employee has waived any right to personal recovery or personal injunctive relief in connection with any such charge or complaint).

6. The Employee agrees to maintain in confidence and not to disclose the terms of this Agreement (including, but not limited to, statements to present and/or former employees of the Company). However, it shall not be considered a breach of the obligation of confidentiality for the Employee to make disclosure of the terms of this Agreement in order to obtain private and confidential legal, tax or financial advice, or to respond to any inquiry from any governmental entity or agency regarding a tax filing, in connection with an application for unemployment insurance benefits, or as otherwise required by law.

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7. This Agreement does not waive or release any rights or claims which may arise after the date the Employee signs this Agreement. This Agreement also does not waive or release any rights or entitlement to vested benefits under any pension, retirement or 401(k) savings plan, for reimbursement of any medical expenses which the Employee has incurred and for which the Employee has submitted a claim under a medical plan sponsored by the Company, or for any unreimbursed travel and business expenses, for which the Employee agrees to provide appropriate documentation in accordance with Company policy within ten (10) days after the Effective Date and the Company will reimburse the Employee on the next regularly scheduled paydate thereafter consistent with the Company’s normal payroll policies.

8. The Employee acknowledges that the only consideration he has received for executing this Agreement is that set forth herein. No other promise, inducement, threat, agreement, or understanding of any kind or description has been made with him or to him to cause him to enter into this Agreement.

9. The Employee states that he has had the opportunity to discuss this Agreement with whomever he wished, including an attorney of his own choosing. The Employee states that: he has had an opportunity to read, review and consider all of the provisions of this Agreement; he understands its provisions and its final and binding effect on him; and he is accepting the benefits offered to him and is entering into this Agreement freely, voluntarily, and without duress or coercion.

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10. The Employee understands that he has twenty-one (21) days in which to review and consider this Agreement before signing it. The Employee also understands that he is free to use as much of the twenty-one (21) day period as he wishes or considers necessary before deciding to sign the Agreement. The Employee may revoke his signing of this Agreement within seven (7) days by delivering written notice of revocation to Paul Mieyal, Acting President, Acting CEO, Acting CFO, and Acting Secretary, Nephros, Inc., 41 Grand Ave., River Edge, NJ 07661. If the Employee does not execute this Agreement, or if he does execute this Agreement but then timely revokes his signature on this Agreement, then the consideration described above will be forfeited without further action. If the Employee does not revoke his signature on this Agreement by written notice delivered within the seven (7) day period, it becomes effective immediately thereafter.

The undersigned have read and fully understand the terms and conditions of this Agreement and have voluntarily signed their names below.

JOHN C. HOUGHTON	NEPHROS, INC

/s/ John Houghton	By:	/s/ Paul Mieyal
John C. Houghton	Paul Mieyal
Acting President, Acting CEO, Acting CFO
and Acting Secretary

Dated: January 4, 2015	Dated: January 4, 2015

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